Series Number: 4
For the Period Ending 12/31/13

48)           Class I & III
First $250 million 1.500%
Next $250 million 1.200%
Next $500 million 1.100%
Over $1 billion 1.000%

Class II & IV
First $250 million 1.400%
Next $250 million 1.100%
Next $500 million 1.000%
Over $1 billion 0.900%

72DD)                      1. Total income dividends for which record date passed during the period
Class I                                           3,431
2. Dividends for a second class of open-end company shares
Class II                                923
Class III                                14
Class IV                                24

73A)           1. Dividends from net investment income
Class I                                           $0.1629
2. Dividends from a second class of open-end company shares
Class II                                $0.1490
Class III                                $0.1629
Class IV                                $0.1490

74U)           1. Number of shares outstanding (000's omitted)
Class I                                           19,831
2. Number of shares outstanding of a second class of open-end company shares    (000's omitted)
Class II                                5,715
Class III                                85
Class IV                                148

74V)           1. Net asset value per share (to nearest cent)
Class I                                           $10.74
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
Class II                                $10.73
Class III                                $10.74
Class IV                                $10.73

Series Number: 5
For period ending 12/31/13

48)           Class I & Class III
First $500 million 1.000%
Next $500 million 0.950%
Over $1 billion 0.900%

Class II
First $500 million 0.900%
Next $500 million 0.850%
Over $1 billion 0.800%

72DD)                      1. Total income dividends for which record date passed during the period
Class I                                           6,577
2.  Dividends for a second class of open-end company shares
Class II                                6,986
Class III                                138

73A)           1. Dividends from net investment income
Class I                                           $0.1265
2. Dividends for a second class of open-end company shares
Class II                                $0.1148
Class III                                $0.1265

74U)           1. Number of shares outstanding (000's omitted)
Class I                                50,946
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
Class II                                60,162
Class III                                1,253

74V)           1. Net asset value per share (to nearest cent)
Class I                                           $8.45
2.Net asset value per share of a second class of open-end company shares (to nearest cent)
Class II                                $8.46
Class III                                $8.45

Series Number: 6
For period ending 12/31/13

72DD)                      1. Total income dividends for which record date passed during the period
Class I                                           5,467
2. Dividends for a second class of open-end company shares
Class II                                316
Class III                                114

73A)           1. Dividends from net investment income
Class I                                           $0.1809
2. Dividends for a second class of open-end company shares
Class II                                $0.1600
Class III                                $0.1809

74U)           1. Number of shares outstanding (000's omitted)
Class I                                           29,602
2. Number of shares outstanding of a second class of open-end company shares(000's omitted)
Class II                                2,082
Class III                                621

74V)           1. Net asset value per share (to nearest cent)
Class I                                           $9.17
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
Class II                                $9.17
Class III                                $9.17

Series Number: 7
For period ending 12/31/13

48)           Class I & Class III
First $500 million 1.000%
Next $500 million 0.950%
Over $1 billion 0.900%

Class II
First $500 million 0.900%
Next $500 million 0.850%
Over $1 billion 0.800%

72DD)                      1. Total income dividends for which record date passed during the period
Class I                                183
2. Dividends for a second class of open-end company shares
Class II                                861
Class III                                2

73A)           1. Dividends from net investment income
Class I                                           $0.0653
2. Dividends from a second class of open-end company shares
Class II                                $0.0481
Class III                                $0.0653

74U)           1. Number of shares outstanding (000's omitted)
Class I                                2,677
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
Class II                                 15,049
Class III                                 34

74V)           1. Net asset value per share (to nearest cent)
Class I                                           $14.72

2.Net asset value per share of a second class of open-end company shares (to nearest cent)
Class II                                $14.52
Class III                                $14.70

Series Number: 8
For period ending 12/31/13

48)           Class I                      1.000%
Class II                      0.900%

Series Number: 9
For period ending 12/31/13

48)           Class I
First $1 billion 0.900%
Next $4 billion 0.800%
Over $5 billion 0.700%

Class II
First $1 billion 0.800%
Next $4 billion 0.700%
Over $5 billion 0.600%

Series Number: 10
For period ending 12/31/13

48)           Class I        1.000%
Class II       0.900%

Series Number: 12
For period ending 12/31/13

48)           Class I                      1.000%
Class II                      0.900%